SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549

                                  FORM 8-K

                               CURRENT REPORT
                   Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934

    Date of Report (Date of earliest event reported): December 16, 2002

                           ROHN Industries, Inc.
           (Exact name of registrant as specified in its charter)



Delaware                 File No. 1-8009           36-3060977
(State of incorporation) (Commission File Number)  (IRS Employer Identification
                                                                           No.)




6718 West Plank Road, Peoria, Illinois               61604
(Address of principal executive offices)             (zip code)

Registrant's telephone number, including area code:  (309) 697-4400



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Item 5. OTHER EVENTS

On December 16, 2002, ROHN Industries, Inc., certain of its subsidiaries, LaSalle Bank National Association, National City Bank, U.S. Bank, Comerica Bank and Associated Bank, N.A. executed a letter agreement with respect to the Company's bank credit facility among such parties. The letter agreement is attached hereto as Exhibit 99.2.

On December 16, 2002, ROHN Industries, Inc., certain of its subsidiaries, LaSalle Bank National Association, as administrative agent for the lenders under the Company's bank credit facility, and National City Bank, as syndication agent for the lenders under the Company's bank credit facility, executed a letter agreement with respect to the deferral of certain payments under the bank credit facility. The letter agreement is attached hereto as Exhibit 99.3.

On December 18, 2002, the UNR Asbestos-Disease Claims Trust, the Company's majority stockholder, delivered its written consent to the transactions contemplated by the Asset Purchase Agreement, dated November 27, 2002, by and among ROHN Industries, Inc., certain of its subsidiaries, PFrank LLC and Platinum Equity LLC, and the amendment to ROHN Industries, Inc.'s certificate of incorporation to provide for the change of ROHN Industries, Inc.'s name. The written consent is attached hereto as Exhibit 99.4.

On December 19, 2002, ROHN Industries, Inc. issued a press release relating to these letter agreements and the written consent. The press release is attached hereto as Exhibit 99.5.

Item 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

        (c)   Exhibits

              Exhibit 99.1 Cautionary statement regarding risks and uncertainties relating to our forward looking statements (incorporated herein by reference to Exhibit 99.1 to ROHN's Annual Report on Form 10-K for the fiscal year ended December 31, 2001).

              Exhibit 99.2 Letter Agreement, dated December 16, 2002, by and among ROHN Industries, Inc., certain of its subsidiaries, LaSalle Bank National Association and National City Bank.

              Exhibit 99.3 Letter Agreement, dated December 16, 2002, by and among ROHN Industries, Inc., certain of its subsidiaries, LaSalle Bank National Association, National City Bank, U.S. Bank, Comerica Bank and Associated Bank, N.A.

              Exhibit 99.4 Written Consent of the UNR Asbestos-Disease Claims Trust.

              Exhibit 99.5 Press Release, dated December 19, 2002, issued by ROHN Industries, Inc.

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                                 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                  ROHN INDUSTRIES, INC.



Dated:  December 20, 2002     By: /s/ Alan R. Dix
                                  ---------------------
                                  Alan R. Dix
                                  Vice President and Chief Financial Officer